                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT

                                           Settlement Date              7/31/00
                                           Determination Date           8/10/00
                                           Distribution Date            8/15/00



I.      All Payments on the Contracts                                                                                  3,086,553.57
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                               20,220.40
III.    Repurchased Contracts                                                                                                  0.00
IV.     Investment Earnings on Collection Account                                                                              0.00
V.      Servicer Monthly Advances                                                                                         63,698.94
VI.     Distribution from the Reserve Account                                                                                  0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                               10,774.59
VIII.   Transfers to the Pay-Ahead Account                                                                               (10,164.70)

IX.     Less:  Investment Earnings distributions

        (a)  To Sellers with respect to the Collection Account                                                                 0.00
        (b)  To Sellers with respect to the Pay-Ahead Account                                                               -368.55

Total available amount in Collection Account                                                                       $   3,170,714.25
                                                                                                                   ================



DISTRIBUTION AMOUNTS                                                   Cost per $1000
--------------------------------------------                       -----------------------

1.   (a)  Class A-1 Note Interest Distribution                                                          0.00
     (b)  Class A-1 Note Principal Distribution                                                         0.00
          Aggregate Class A-1 Note Distribution                       0.00000000                                               0.00

2.   (a)  Class A-2 Note Interest Distribution                                                          0.00
     (b)  Class A-2 Note Principal Distribution                                                         0.00
          Aggregate Class A-2 Note Distribution                       0.00000000                                               0.00

3.   (a)  Class A-3 Note Interest Distribution                                                          0.00
     (b)  Class A-3 Note Principal Distribution                                                         0.00
          Aggregate Class A-3 Note Distribution                       0.00000000                                               0.00

4.   (a)  Class A-4 Note Interest Distribution                                                     70,866.89
     (b)  Class A-4 Note Principal Distribution                                                 2,364,497.50
          Aggregate Class A-4 Note Distribution                       65.29127051                                       2,435,364.39

5.   (a)  Class A-5 Note Interest Distribution                                                    156,755.00
     (b)  Class A-5 Note Principal Distribution                                                         0.00
          Aggregate Class A-5 Note Distribution                       5.35000000                                         156,755.00

6.   (a)  Class A-6 Note Interest Distribution                                                    128,375.00
     (b)  Class A-6 Note Principal Distribution                                                         0.00
          Aggregate Class A-6 Note Distribution                       5.41666667                                         128,375.00

7.   (a)  Class B Note Interest Distribution                                                       59,285.00
     (b)  Class B Note Principal Distribution                                                           0.00
          Aggregate Class B Note Distribution                         5.56666667                                          59,285.00

8.   (a)  Class C Note Interest Distribution                                                       98,822.83
     (b)  Class C Note Principal Distribution                                                          0.00
          Aggregate Class C Note Distribution                         5.70833312                                          98,822.83

9.   Servicer Payment

     (a)  Servicing Fee                                                                            39,403.53
     (b)  Reimbursement of prior Monthly Advances                                                  76,254.07
           Total Servicer Payment                                                                                         115,657.60

10.  Deposits to the Reserve Account                                                                                      176,454.43

Total Distribution Amount from Collection Account                                                                   $   3,170,714.25
                                                                                                                    ================

Reserve Account distributions to Sellers

     (a)  Amounts to the Sellers (Chase USA) from
            Excess Collections                                                                     89,285.94
     (b)  Amounts to the Sellers (Chase Manhattan Bank)
            from Excess Collections                                                                87,168.49
     (c)  Distribution from the Reserve Account to the
            Sellers (Chase USA)                                                                    14,787.91
     (d)  Distribution from the Reserve Account to the Sellers
            (Chase Manhattan Bank)                                                                 14,437.20
                Total Amounts to Sellers (Chase USA &
                  Chase Manhattan Bank)                                                                                   205,679.54
                                                                                                                    ================

Payahead Account distributions to Sellers

--------------------------------------------
     (a)  Distribution from the Payahead Account to the
            Sellers (Chase USA)                                                                     186.4863
     (b)  Distribution from the Payahead Account to the
           Sellers (Chase Manhattan Bank)                                                           182.0637
                Total Amounts to Sellers (Chase USA &
                  Chase Manhattan Bank)                                                                                       368.55

INTEREST

1.   Current Interest Requirement

     (a) Class A-1 Notes    @            5.845%                                                         0.00
     (b) Class A-2 Notes    @           0.06028                                                         0.00
     (c) Class A-3 Notes    @            6.140%                                                         0.00
     (d) Class A-4 Notes    @            6.250%                                                     70866.89
     (e) Class A-5 Notes    @            6.420%                                                   156,755.00
     (f) Class A-6 Notes    @            6.500%                                                       128375
                  Aggregate Interest on Class A Notes                                                                      355996.89

     (g) Class B Notes      @            0.0668                                                                                59285

     (h) Class C Notes      @            0.0685                                                                             98822.83


2.   Remaining Interest Shortfall

     (a) Class A-1 Notes                                                                                0.00
     (b) Class A-2 Notes                                                                                0.00
     (c) Class A-3 Notes                                                                                0.00
     (d) Class A-4 Notes                                                                                0.00
     (e) Class A-5 Notes                                                                                0.00
     (f) Class A-6 Notes                                                                                   0

     (g) Class B Notes                                                                                  0.00
                                                                    --------------

     (h) Class C Notes                                                                                  0.00


3.   Total Distribution of Interest                                 Cost per $1000
     (a) Class A-1 Notes                                              0.00000000                        0.00
     (b) Class A-2 Notes                                                       0                        0.00
     (c) Class A-3 Notes                                              0.00000000                        0.00
     (d) Class A-4 Notes                                              1.89991662                    70866.89
     (e) Class A-5 Notes                                              5.35000000                  156,755.00
     (f) Class A-6 Notes                                              5.41666667                      128375
                  Total Aggregate Interest on Class A Notes                                                                355996.89

     (g) Class B Notes                                               5.566666667                   59,285.00

--------------------------------------------
     (h) Class C Notes                                                                                  5.71                98822.83

                                                                    --------------


PRINCIPAL

                                                                   No. of Contracts

1.   Amount of Stated Principal Collected                                                         1022154.43
2.   Amount of Principal Prepayment Collected                             101.00                  1330485.78
3.   Amount of Liquidated Contract                                             5             11857.29
                                                                                            ---------
4.   Amount of Repurchased Contract                                            0            0.0000000

       Total Formula Principal Distribution Amount                                                                      2,364,497.50

5.   Principal Balance before giving effect to Principal Distribution                       Pool Factor
     (a) Class A-1 Notes                                                                     0.0000000                          0.00
     (b) Class A-2 Notes                                                                     0.0000000                          0.00
     (c) Class A-3 Notes                                                                     0.0000000                          0.00
     (d) Class A-4 Notes                                                                     0.3647840                 13,606,442.73
     (e) Class A-5 Notes                                                                     1.0000000                 29,300,000.00
     (f) Class A-6 Notes                                                                                   1               23700000

     (g) Class B Notes                                                                                     1           10,650,000.00
     (h) Class C Notes                                                                                     1           17,312,029.25

6.   Remaining Principal Shortfall

     (a) Class A-1 Notes                                                                                                        0.00
     (b) Class A-2 Notes                                                                                                        0.00
     (c) Class A-3 Notes                                                                                                        0.00
     (d) Class A-4 Notes                                                                                                        0.00
     (e) Class A-5 Notes                                                                                                        0.00
     (f) Class A-6 Notes                                                                                                           0

     (g) Class B Notes                                                                                                          0.00
                                                                    --------------

     (h) Class C Notes                                                                                                          0.00


7.   Principal Distribution                                         Cost per $1000
     (a) Class A-1 Notes                                              0.00000000                                                0.00
     (b) Class A-2 Notes                                              0.00000000                                                0.00
     (c) Class A-3 Notes                                              0.00000000                                                0.00
     (d) Class A-4 Notes                                             63.39135389                                        2,364,497.50
     (e) Class A-5 Notes                                              0.00000000                                                0.00
     (f) Class A-6 Notes                                                         0                                                 0

     (g) Class B Notes                                                           0                                              0.00

     (h) Class C Notes                                                           0                                              0.00


8.   Principal Balance after giving effect to
       Principal Distribution                                                               Pool Factor
     (a) Class A-1 Notes                                                                     0.0000000                          0.00
     (b) Class A-2 Notes                                                                     0.0000000                          0.00
     (c) Class A-3 Notes                                                                     0.0000000                          0.00
     (d) Class A-4 Notes                                                                     0.3013926                 11,241,945.23
     (e) Class A-5 Notes                                                                     1.0000000                 29,300,000.00
     (f) Class A-6 Notes                                                                                   1                23700000

     (g) Class B Notes                                                                       1.0000000                 10,650,000.00

--------------------------------------------
     (h) Class C Notes                                                                           1                       17312029.25



POOL  DATA

                                                                                    Aggregate
                                                                   No. of Contracts            Principal Balance
1.   Pool Stated Principal Balance as of              36738                3,471               92,203,974.48

2.   Delinquency Information                                                                                           % Delinquent

              (a) 31-59 Days                                                  68                  999,027.41             0.010834971
              (b) 60-89 Days                                                  20                   202956.93             0.002201173
              (c) 90-119 Days                                                  4                   22,963.25             0.000249048
              (d) 120 Days +                                                   0                        0.00                       0

3.   Contracts Repossessed during the Due Period                               0                        0.00

                                                                                                 --------------
4.   Current Repossession Inventory                                            2                  106,024.95

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated
              Receivables                                                      5                   11,857.29
       (b)  Net Liquidation Proceeds on any Liquidated
              Receivables                                                                          20,220.40
       Total Aggregate Net Losses for the preceding
         Collection Period                                                                                                  -8363.11

6.   Aggregate Losses on all Liquidated Receivables
       (Year-To-Date)                                                                                                      423958.72

7.   Aggregate Net Losses on all Liquidated Receivables
       (Life-To-Date)                                                           405                                      4323935.790

8.   Weighted Average Contract Rate of all Outstanding
       Contracts                                                                                                         0.092937783

--------------------------------------------
9.   Weighted Average Remaining Term to Maturity of all
       Outstanding Contracts                                                                                             116.9295319

TRIGGER ANALYSIS

1.   (a)  Average 60+ Delinquency Percentage                              0.447%
     (b)  Delinquency Percentage Trigger in effect ?                                         NO

2.   (a)  Average Net Loss Ratio                                    -0.000109518
     (b)  Net Loss Ratio Trigger in effect ?                                                 NO
     (c)  Net Loss Ratio (using ending Pool Balance)                -0.000190595

  3. (a)  Servicer Replacement Percentage                           -6.10572E-05

--------------------------------------------
     (b)  Servicer Replacement Trigger in effect ?                                           NO



MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                                39,403.53

2.   Servicer Advances                                                                                                      63698.94

3.   (a)  Opening Balance of the Reserve Account                                                                          5325240.59
     (b)  Deposits to the Reserve Account                                                          176454.43
     (c)  Investment Earnings in the Reserve Account                                                29225.11
     (d)  Distribution from the Reserve Account                                                   -205679.54
     (e)  Ending Balance of the Reserve Account                                                                          5325240.59

4.   Specified Reserve Account Balance                                                                                    5325240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                          72779.07